Exhibit 10.12

UNIT PURCHASE AGREEMENT

by and between

THE NEWKIRK MASTER LIMITED PARTNERSHIP,

and

NEWKIRK REALTY TRUST, INC.

UNIT PURCHASE AGREEMENT

UNIT PURCHASE AGREEMENT, dated as of __________ __, 2005 (this “Agreement”), by and between THE NEWKIRK MASTER LIMITED PARTNERSHIP, a Delaware limited partnership (“MLP” or the “Partnership”) and NEWKIRK REALTY TRUST, INC., a Maryland corporation (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser has filed a Registration Statement on Form S-11 (the “Registration Statement”) relating to its initial public offering of common stock (the “Offering”);

WHEREAS, in connection with the Offering, concurrently with  the Offering, (i) the Purchaser will purchase units of limited partnership interest in MLP, including newly-issued units as provided for herein; (ii) MLP will amend and restate its Agreement of Limited Partnership to provide for the operation of MLP and Purchaser in an umbrella real estate investment trust (UPREIT) structure; (iii) Purchaser will be appointed as the successor general partner of MLP; and (iv) MLP will effect a unit-split (the “Unit Split”) such that, each unit of limited partnership in MLP (each, a “Unit”) will have the same value with respect to the assets of MLP as each share of Purchaser’s common stock and  each Unit outstanding at the time of the Unit Split will be treated consistently with one another in such Unit Split.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.        Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Closing” shall have the meaning specified in Section 2.03.

“Closing Date” shall have the meaning specified in Section 2.03.

“Commission” means the United States Securities and Exchange Commission.

“Commission Filings” shall have the meaning specified in Section 3.08.

“Contract” means any legally binding contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral.

“Delaware LLC Act” has the meaning specified in Section 3.02(b).

“Delaware LP Act” has the meaning specified in Section 3.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to MLP means a Governmental Authority having jurisdiction over MLP, its Subsidiaries or any of their respective Properties.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“MLP” has the meaning specified in the introductory paragraph.

“MLP Material Adverse Effect” has the meaning specified in Section 3.01.

“Offering” has the meaning specified in the Recitals.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration or award.

“Partnership Agreement” means the Agreement of Limited Partnership of MLP, as the same may be amended, restated or supplemented from time to time, including pursuant to the Amended and Restated Agreement of Limited Partnership of MLP to be effective on the Closing Date.

“Partnership Subsidiaries” and “Partnership Subsidiary” means all of the subsidiaries of the Partnership as set forth on Exhibit 21 of the Registration Statement.

“Permits” means, with respect to MLP any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” has the meaning specified in Section 2.02.

“Purchased Units” means [            ] units of limited partnership interest in MLP to be issued and sold to the Purchaser pursuant to this Agreement.  For the avoidance of doubt, the number of Purchased Units set forth in the immediately preceding paragraph is a post-split amount which gives effect to the Unit Split prior to the issuance and sale of the Purchased Units.

“Purchaser” has the meaning specified in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 5.02(a).

“Representatives” of any Person means the officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“Registration Statement” has the meaning specified in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

 “Unit” has the meaning specified in the Recitals.

“Unit Split” has the meaning specified in the Recitals.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01.  Authorization of Sale of Purchased Units. MLP has authorized the issuance and sale to the Purchaser of the Purchased Units. The Purchased Units, when issued, will  have those rights, preferences, privileges and restrictions governing “Partnership Common Units” reflected in the amended and restated Partnership Agreement to be effective on the Closing Date.

Section 2.02. Sale and Purchase.  Immediately following the initial sale of common stock by the Purchaser pursuant to the Offering and subject to the terms and conditions hereof, at the Closing MLP hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from MLP, the Purchased Units, and the Purchaser agrees to pay MLP in cash an amount per Purchased Unit equal to $[          ] (such aggregate amount, the “Purchase Price”).

Section 2.03.  Closing.  Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on the date that shares of Purchaser are initially sold pursuant to the Offering (such date, the “Closing Date”), at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York  10022..

Section 2.04.  Conditions to the Closing.

(a)   The respective obligation of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)  no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(ii)  there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(iii)  the representations and warranties of the other party contained in this Agreement shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

(iv)  the Offering shall have been consummated.

(b)   MLP’s obligation to issue the Purchased Units shall be subject, in addition to satisfaction of the conditions set forth in (a) above, to the Purchaser’s having made all of the deliveries set forth in Section 2.05 below.

(c)  Upon satisfaction of all of the conditions set forth in (a) and (b) above, the Purchaser shall be the owner of the Purchased Units and shall have all rights and obligations as a limited partner pursuant to the Partnership Agreement with respect to the Purchased Units, without any additional action on the part of MLP or the Purchaser.

Section 2.05.  Deliveries.   At or before the Closing, subject to the terms and conditions hereof::

                (a)  the Purchaser will make payment to MLP of the Purchase Price by wire transfer of immediately available funds to an account designated by MLP in writing;

                (b)  the Purchaser will execute and furnish a written confirmation stating that, as of the Closing Date, the Purchaser accepts all of the terms and conditions of the Partnership Agreement, including without limitation, the power of attorney granted therein; and

                (c)  the Purchaser will deliver an executed counterpart signature page to the Partnership Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATED TO MLP

MLP represents and warrants to the Purchaser as follows:

Section 3.01.  Existence.  MLP has been duly formed and is validly existing as a limited partnership, in good standing under the laws of the State of Delaware, and is, or at the Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operation or prospects of MLP taken as a whole (an “MLP Material Adverse Effect”).  MLP has all limited partnership power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing.  MLP is not in default in the performance, observance or fulfillment of any provision of the Partnership Agreement or its Certificate of Limited Partnership.

Section 3.02.  Capitalization and Valid Issuance of Purchased Units.

                (a)  Immediately following the consummation of the Offering, the Unit Split and the transactions contemplated by this Agreement, the issued and outstanding number of Partnership Common Units representing limited partner interests of MLP will be [              ].  All such Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

                (b)  The Purchased Units and the limited partner interests represented thereby, will be duly authorized and validly issued in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act, and will be free of any and all Liens and restrictions on transfer and any preemptive or other similar rights, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities laws and other than such Liens as are created by the Purchaser.

                Section 3.03.  No Breach.  The execution, delivery and performance by MLP of this Agreement, the compliance by MLP with the terms and provisions hereof and the issuance and sale by MLP of the Purchased Units, do not and will not (a) violate any provision of any Law or Permit  applicable to MLP or any of its Properties, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership or other organizational documents of MLP, or the Partnership Agreement, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which MLP is a party or by which MLP or any of its Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by MLP or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 3.03, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.03 would not, individually or in the aggregate, reasonably be expected to have an MLP Material Adverse Effect.

Section 3.04.  Authority.  MLP has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance of this Agreement by MLP have been duly authorized by all necessary action on its part; and this Agreement constitutes the legal, valid and binding obligations of MLP, enforceable in accordance with their terms, provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Section 3.05. Approvals.  No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by MLP of this Agreement, except (i) for the approvals required by the Commission in order for the Offering to be consummated, and, (ii) for such consents that have been, or prior to the Closing Date will be, obtained.

Section 3.06.  Organization and Good Standing of Partnership Subsidiaries.  The Partnership Subsidiaries constitute all of the Subsidiaries of the Partnership.  Each of the Partnership and the Partnership Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted except where the failure to obtain such consents would not have an MLP Material Adverse Effect, and each such Consent is valid and in full force and effect, and none of the Partnership nor any Partnership Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Partnership or any Partnership Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.  Each of the Partnership and the Partnership Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have an MLP Material Adverse Effect.  No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement.

Section 3.07.  Financial Statements.  The financial statements of the Partnership set forth in the Registration Statement accurately reflect the books and records of the Partnership and present fairly, in all material respects, the financial position of the Partnership and the Partnership Subsidiaries and the results of their operations and their cash flows for the period and date covered thereby, in conformity with GAAP, except for changes resulting from year-end adjustments (none of which will be material in amount).

Section 3.08.  Commission Filings.  The Partnership has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act from and after January 1, 2002 (all such reports and statements are collectively referred to herein as the “Commission Filings”).  As of their respective dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, and, except to the extent the information in any Commission Filing has been revised or superseded by a later filed Commission Filing, did not and do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Partnership included in the Commission Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

Section 3.09.  Absence of Certain Developments.  Except as specifically disclosed in the Commission Filings, since December 31, 2004 no event or series of events occurred which could reasonably have an MLP Material Adverse Effect.

Section 3.10.  Litigation.  There are no Legal Proceedings pending or, to the knowledge of the Partnership, threatened, that question the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken by the Partnership or any Partnership Subsidiary in connection with the consummation of the transaction contemplated hereby.  There are no Legal Proceedings pending or, to the knowledge of the Partnership, threatened, against or involving the Partnership or any Partnership Subsidiary or any of their respective properties or assets, at Law or in equity which in the aggregate could reasonably have an MLP Material Adverse Effect.  There is no outstanding or, to the knowledge of the Partnership, threatened, Order of any Governmental Authority against the Partnership or any Partnership Subsidiary or any of their respective properties or assets, which Order could reasonably have an MLP Material Adverse Effect.

Section 3.11.  Compliance with Laws.  The Partnership and the Partnership Subsidiaries are in compliance in all material respects with all Laws and Orders promulgated by any Governmental Authority applicable to the Partnership and the Partnership Subsidiaries or to the conduct of the business or operations of the Partnership and the Partnership Subsidiaries or the use of their properties (including any leased properties) and assets, except where failure to comply would not have an MLP Material Adverse Effect.  Since June 30, 2005 neither the Partnership nor any Partnership Subsidiary has received any written notice of violation or alleged material violation of any such Law or Order by any Governmental Authority in any material respect that has not been resolved.  Since June 30, 2005 neither the Partnership nor any Partnership Subsidiary has received written notice that it is the subject of an investigation by any Governmental Authority which has not been resolved or which could reasonably have an MLP Material Adverse Effect.

Section 3.12.  Financial Advisors.  Except as set forth on Schedule 3.12, No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Partnership, directly or indirectly, in connection with the transaction contemplated hereby.

Section 3.13.  No Default.  The Partnership is not in default in the payment or performance of any of its Contracts, except where such default would not have an MLP Material Adverse Effect.

Section 3.14.  Disclosure Controls.  The Partnership’s certifying officers have evaluated the effectiveness of the Partnership’s controls and procedures as of June 30, 2005 (such date, the “Evaluation Date”).  The Partnership presented in its Form 10-Q for the quarter ended June 30, 2005 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Partnership’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Partnership, in any factors that could significantly affect the Partnership’s internal controls.

Section 3.15     Taxes.    Since January 1, 2002, the Partnership and each Partnership Subsidiary has timely filed or caused to be filed any and all material tax returns required to be filed by it under applicable federal, state, local and foreign Law, except where the failure to failure to do so could not reasonably be expected to have an MLP Material Adverse Effect.  The reserves for taxes contained in the financial statements of the Partnership or carried on the books and records of the Partnership are in the aggregate adequate to cover all tax liabilities and deferred taxes of the Partnership and the Partnership Subsidiaries as of the date of this Agreement, except to the extent that any inadequacy could not in the aggregate reasonably have an MLP Material Adverse Effect.

Section 3.16         Investment Company.  The Partnership is not an affiliate of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to MLP:

Section 4.01.  Investment Representations.  The Purchaser understands that the Purchase Units have not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) and/or Regulation D promulgated under the Securities Act, and that the Purchase Units may not be sold or otherwise disposed of unless registered under the Securities Act or exempted from such registration.

Section 4.02.  Financial Advisors.  No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Investor, directly or indirectly, in connection with the transaction contemplated by this Agreement.

Section 4.03.  Receipt of Information; Authorization.  The Purchaser acknowledges that it has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of MLP regarding matters concerning the business of MLP and its operations and financial condition.

Section 4.04.  Authority.  The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary action on its part; and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Section 4.05.  No Breach.  The execution, delivery and performance by the Purchaser of this Agreement and all other agreements and instruments to be executed and delivered by the Purchaser pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement, and compliance by the Purchaser with the terms and provisions hereof and thereof and the purchase by the Purchaser of the Purchased Units, do not and will not (a) violate any provision of any Law or Permit having applicability to the Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of the Purchaser, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which the Purchaser is a party or by which the Purchaser or any of its Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Purchaser; with the exception of the conflicts stated in clause (b) of this Section 4.05, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.05 would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

Section 4.06.  Restricted Securities.  The Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities laws insofar as they are being acquired from MLP in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

ARTICLE V
MISCELLANEOUS

Section 5.01.  Interpretation and Survival of Provisions.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.  This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations and warranties set forth herein shall survive for a period of six (6) months following the Closing Date regardless of any investigation made by or on behalf of MLP or the Purchaser. The covenants made in this Agreement shall not survive the Closing.

Section 5.02.  No Waiver; Modifications in Writing.

                (a)  Delay.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

                (b)  Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 5.03.  Binding Effect; Assignment.

                (a)  Binding Effect.  This Agreement shall be binding upon MLP, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.

                (b)  Assignment of Rights.  All or any portion of the rights and obligations of the Purchaser under this Agreement may not be transferred by the Purchaser without the written consent of MLP.

Section 5.04.  Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)   If to the Purchaser:

Newkirk Realty Trust, Inc.

Two Jericho Plaza

Wing A

Jericho, New York  11753

Attention:  Carolyn Tiffany

Facsimile: (516)  433-2777

with a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York  10022

Attention:  Mark I. Fisher and Elliot Press

Facsimile:  (212) 940-8776

(b)   If to MLP:

7 Bulfinch Place, Suite 500

Boston, Massachusetts  02114

Attention:  Peter Braverman

Facsimile:  (617)  570-4746

with a copy to:

Post, Heymann & Koffler LLP

Two Jericho Plaza

Wing A

Jericho, New York  11753

Attention:  David J. Heymann

Facsimile:  (516) 433-2777

or to such other address as MLP or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt is acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 5.05.  Entire Agreement.  This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by MLP or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 5.06.  Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

Section 5.07.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

By:	MLP GP LLC, its general partner

By:	Newkirk MLP Corp., its manager

By:
Name:
Title:

NEWKIRK REALTY TRUST, INC.

By:
Name:
Title: